Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-8

Pasqal Holding SA

Table 1: Newly Registered Securities

Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Ordinary Shares, nominal value EUR 0.02 per share, reserved for issuance under (i) the 2026 Restricted Stock Units Plan, (ii) the 2026 Founder Share Subscription Warrants (BSPCE) Program and/or (iii) the 2026 Stock Option Program	(1)	Other	32,092,423	$5.43	$174,261,856.89	0.000087	$15,160.78
Equity	Ordinary Shares, nominal value EUR 0.02 per share, issuable upon the exercise of outstanding founder share subscription warrants (BSPCE) granted under the Pasqal Holding SAS BSPCE-Management Plan and the Pasqal Holding SAS BSPCE-Employees Plan	(2)	Other	32,703,460	$2.4486	$80,077,692.16	0.000087	$6,966.76

Total Offering Amounts:						$254,339,549.05		22,127.54
Total Fee Offsets:								0.00
Net Fee Due:								$22,127.54

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Offering Note(s)

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares that may be issued to prevent dilution resulting from any share splits, share dividends, recapitalizations or similar transactions.

The shareholders' authorization relating to the Ordinary Shares reserved for issuance under the 2026 Restricted Stock Units Plan, the 2026 Founder Share Subscription Warrants (BSPCE) Program and the 2026 Stock Option Program (together, the “2026 Plans”) covered by this registration statement further restricts the aggregate number of Ordinary Shares issuable pursuant to restricted stock units, founder share subscription warrants (BSPCE), stock options and/or warrants (bons de souscription d’actions) under the 2026 Plans to an aggregate of 32,092,423 Ordinary Shares. Accordingly, the aggregate amount issuable pursuant to grants under the 2026 Plans cannot exceed 32,092,423 Ordinary Shares. The Proposed Maximum Offering Price Per Unit and the Maximum Aggregate Offering Price have been estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act based upon the price of $5.43 per Ordinary Share, which was the average of the high and low prices of the Ordinary Shares as reported on The Nasdaq Stock Market LLC (“Nasdaq”) on October 29, 2026.
(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares that may be issued to prevent dilution resulting from any share splits, share dividends, recapitalizations or similar transactions.

Represents 32,703,460 Ordinary Shares issuable upon the exercise of outstanding founder share subscription warrants (BSPCE) granted under the Pasqal Holding SAS BSPCE-Management Plan and the Pasqal Holding SAS BSPCE-Employees Plan. The Proposed Maximum Offering Price Per Unit and the Maximum Aggregate Offering Price have been estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act based upon the exercise price of such founder share subscription warrants (BSPCE) of EUR 2.20 per Ordinary Share, expressed in U.S. dollars based on the European Central Bank euro reference exchange rate for U.S. dollars on October 29, 2026 (EUR1.00 = $1.1130).